SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2005

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into s Material Definitive Agreement.

On September 9, 2005, Coast Financial Holdings, Inc., a Florida corporation (the “Company”), entered into new employment agreements with Brian P. Peters, the Company’s President and Chief Executive Officer, and Brian F. Grimes, the Company’s Chief Financial Officer, each as described below:

Brian P. Peters. Mr. Peters’ employment agreement is for a three-year term that renews daily until Mr. Peters or the Company decides to cease such automatic renewals, upon which date the agreement becomes a fixed term of three years thereafter. The agreement provides for an initial annual base salary of $230,000, which may be adjusted annually by the Board of Directors, and a performance bonus if the Company achieves certain performance targets to be set annually by the Board of Directors. Mr. Peters is provided with an automobile allowance of $750 per month and is eligible to receive any benefits provided to employees and executives of the Company.

The agreement further provides that if Mr. Peters’ employment is terminated by the Company without cause, Mr. Peters is entitled to receive a severance payment in an amount equal to three times Mr. Peters’ then-current base salary and other benefits due and owing, and acceleration of any vesting requirements not yet satisfied under any outstanding options held by him. If Mr. Peters’ employment is terminated in the event of a “change of control” (as that term is defined in the agreement), Mr. Peters is entitled to receive a lump sum payment equal to 2.99 times his annual salary as of the date of the “change of control.” In addition, Mr. Peters agreed that if he terminates his employment, he will not directly or indirectly engage in the business of banking in our markets area for a period of two years following the termination of his employment agreement.

A copy of Mr. Peters’ employment agreement is attached hereto as Exhibit 10.1 and the summary thereof contained herein is qualified in its entirety by reference to the employment agreement filed herewith.

Brian F. Grimes. Mr. Grimes’ employment agreement also is for a three-year term that renews daily until Mr. Grimes or the Company decides to cease such automatic renewals, upon which date the agreement becomes a fixed term of three years thereafter. The agreement provides for an initial annual base salary of $145,000, which may be adjusted annually by the Board of Directors, and a performance bonus if the Company achieves certain performance targets to be set annually by the Board of Directors. Mr. Grimes is provided with an automobile allowance of $600 per month and is eligible to receive any benefits provided to employees and executives of the Company.

The agreement further provides that if Mr. Grimes’ employment is terminated by the Company without cause, Mr. Grimes is entitled to receive a severance payment in an amount equal to three times Mr. Grimes’ then-current base salary and other benefits due and owing, and acceleration of any vesting requirements not yet satisfied under any outstanding options held by him. If Mr. Grimes’ employment is terminated in the event of a “change of control” (as that term is defined in the agreement), Mr. Grimes is entitled to receive a lump sum payment equal to 2.99 times his annual salary as of the date of the “change of control.” In addition, Mr. Grimes agreed that if he terminates his employment, he will not directly or indirectly engage in the business of banking in our markets area for a period of two years following the termination of his employment agreement.

A copy of Mr. Grimes’ employment agreement is attached hereto as Exhibit 10.2 and the summary thereof contained herein is qualified in its entirety by reference to the employment agreement filed herewith.

Item 9.01 Financial Statements and Exhibits.

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 9, 2005, by and between Coast Financial Holdings, Inc., Coast Bank of Florida, and Brian P. Peters.

10.2	Employment Agreement, dated September 9, 2005, by and between Coast Financial Holdings, Inc., Coast Bank of Florida, and Brian F. Grimes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: September 14, 2005	By:	/s/ Brian F. Grimes
Brian F. Grimes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated September 9, 2005, by and between Coast Financial Holdings, Inc., Coast Bank of Florida, and Brian P. Peters.

10.2	Employment Agreement, dated September 9, 2005, by and between Coast Financial Holdings, Inc., Coast Bank of Florida, and Brian F. Grimes.